Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on:

1.	Form S-8 No. 333-168656, pertaining to the Symyx Technologies, Inc. 2007 Stock Incentive Plan,

2.	Form S-8 No. 333-168642, pertaining to the Symyx Technologies, Inc. 2007 Stock Incentive Plan, as amended, Intellichem, Inc. 2003 Stock Incentive Plan, as amended, Symyx Technologies, Inc. 2001 Nonstatutory Stock Option Plan, Synthematics, Inc. Amended and Restated 2000 Equity Compensation Plan, Symyx Technologies, Inc. 1997 Stock Plan,

3.	Form S-4 No. 333-166524 and related prospectus, pertaining to the registration of shares of Accelrys, Inc common stock,

4.	Form S-8 No. 333-161150, pertaining to Stock Option Agreement (for Stand-Alone Inducement Award to Scipio “Max” Carnecchia)

5.	Form S-8 No. 333-127884, pertaining to the Accelrys, Inc. Amended and Restated 2004 Stock Incentive Plan and Accelrys, Inc. 2005 Employee Stock Purchase Plan,

6.	Form S-8 No. 333-120674, pertaining to the Accelrys, Inc. 2004 New-Hire Equity Incentive Plan,

7.	Form S-3 No. 333-119752 and related prospectus, pertaining to the registration of 1,374,390 shares of Accelrys, Inc. Common Stock,

8.	Form S-8 No. 333-101753, pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan,

9.	Form S-8 No. 333- 60532, pertaining to the Pharmacopeia, Inc. Employee Stock Purchase Plan,

10.	Form S-8 No. 333-54968, pertaining to the Pharmacopeia, Inc. 2000 Stock Option Plan,

11.	Form S-8 No. 333-39112, pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan and 1995 Director Option Plan,

12.	Form S-3 No. 333-34478, as amended, and related prospectus, pertaining to the registration of 1,927,362 shares of Pharmacopeia, Inc. Common Stock, and

13.	Form S-8 (No.’s 333-79577, 333-56883 and 333-20883), pertaining to the Pharmacopeia, Inc. 1994 Incentive Stock Plan,

of our reports dated March 14, 2011, with respect to the consolidated financial statements and schedule of Accelrys, Inc., and the effectiveness of internal control over financial reporting of Accelrys, Inc., included in this Transition Report (Form 10-K) for the nine-month period ended December 31, 2010.

/s/ ERNST & YOUNG LLP

San Diego, California

March 14, 2011